Exhibit 5.1

King & Spalding LLP
1180 Peachtree Street N.E.
Atlanta, GA 30309-3521
Tel: +1 404 572 4600
Fax: +1 404 572 5100
www.kslaw.com

January 4, 2017

Cousins Properties Incorporated

191 Peachtree Street NE, Suite 500

Atlanta, Georgia 30303

Ladies and Gentlemen:

We have acted as counsel for Cousins Properties Incorporated, a Georgia corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus, of an indeterminate amount of the following securities (each, a “Security”):  (i) the Company’s common stock, par value $1.00 per share (“Common Stock”), (ii) warrants to purchase shares of Common Stock (“Warrants”), (iii) debt securities (“Debt Securities”), (iv) the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”), and (v) depositary shares, each representing a fractional interest in a share of Preferred Stock (“Depositary Shares”). The Warrants are to be issued from time to time pursuant to warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and one or more warrant agents selected by the Company.  The Depositary Shares are to be issued from time to time pursuant to a deposit agreement (the “Deposit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company.  The Debt Securities are to be issued from time to time pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee selected by the Company (the “Trustee”).

In such capacity, we have examined the form of Indenture filed as an exhibit to the Registration Statement. We have also examined, and have relied as to matters of fact upon, original, certified, conformed or photographic copies of such corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly.  As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture, each Warrant Agreement and the Deposit Agreement will be duly authorized by all requisite action by each party thereto, and that such document will be duly executed and delivered by the parties thereto, and that such document will be a valid and binding agreement of the parties thereto (other than the Company) enforceable against the parties thereto (other than the Company) in accordance with its terms.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the laws of the States of Georgia and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

(i)             Upon the due authorization of the issuance thereof, any shares of Common Stock, when (a) the terms of their issuance and sale have been duly authorized and established and (b) the shares of Common Stock have been delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Common Stock.  The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock issued upon the exercise, conversion or otherwise pursuant to the terms of any other Securities.

(ii)            Upon due authorization thereof, the Debt Securities, when (a) the definitive terms and provisions of their issuance have been duly authorized and established and (b) executed and delivered by the Company and authenticated by the Trustee under the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(iii)           The Warrants, when (a) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, (b) the board of directors of the Company or a duly authorized committee thereof has taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof and (c) the Warrants have been delivered and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(iv)           Upon the due authorization of the issuance thereof, any shares of Preferred Stock, when (a) the terms of the Preferred Stock and of their issuance and sale have been duly authorized and established, (b) articles of amendment setting forth the terms of the Preferred Stock have been duly filed with the Secretary of State of the State of Georgia and (c) the shares of Preferred Stock have been delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable shares of Preferred Stock.

(v)            Upon the due authorization of the issuance thereof, any Depositary Shares, when (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company, (b) the terms of the Depositary Shares and of their issuance and sale have been duly authorized and established, (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the applicable depositaries and (d) the depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of the Preferred Stock in accordance with the Deposit Agreement and delivered to and paid for by the purchasers thereof, will constitute valid and binding interests in the corresponding shares of Preferred Stock and will entitle the holders thereof to the rights specified in the Deposit Agreement, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement.

Very truly yours,

/s/ King & Spalding LLP